EXHIBIT 32b
Certification by the Chief Financial Officer Pursuant to 18 U. S. C. Section 1350, as
Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002
Pursuant to 18 U. S. C. Section 1350, I, David V. Elkins, hereby certify that, to the best of my knowledge, Bristol-Myers Squibb Company’s Annual Report on Form 10-K for the year ended December 31, 2023 (the Report), as filed with the Securities and Exchange Commission on February 13, 2024, fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended, and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Bristol-Myers Squibb Company.

/s/ David V. Elkins
David V. Elkins Chief Financial Officer
 February 13, 2024

This written statement is being furnished to the Securities and Exchange Commission as an exhibit to the Report. A signed original of this written statement required by Section 906 has been provided to Bristol-Myers Squibb Company and will be retained by Bristol-Myers Squibb Company and furnished to the Securities and Exchange Commission or its staff upon request.